PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (together with all amendments, restatements and other modifications, this “Agreement”), is dated effective as of March 7, 2007, is by and between NNN 2003 VALUE FUND, LLC, a Delaware limited liability company (“Pledgor”), and RAIT PARTNERSHIP, L.P., a Delaware limited partnership (together with its successors and assigns, “Lender”).

Background

A. Reference is made to the Background set forth in that certain Loan and Security Agreement of even date herewith between Lender and NNN VF Four Resource Square, LLC, a Delaware limited liability company (together with all amendments, restatements and other modifications, the “Loan Agreement”), which is hereby incorporated herein.

B. Pledgor holds one hundred percent (100%) of the legal and beneficial membership interests in NNN VF Four Resource Square, LLC, a Delaware limited liability company (“Issuer”), as more particularly described on Schedule I attached hereto.

C. It is a condition precedent to the obligation of Lender to make the Loan to Pledgor that Pledgor shall have executed and delivered this Agreement to Lender.

NOW, THEREFORE, based upon the foregoing background, which the parties agree to be true and correct, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, each term defined in either the Loan Agreement or in the UCC is used in this Agreement with the same meaning; provided that, if the definition given to such term in the Loan Agreement conflicts with the definition given to such term in the UCC, the Loan Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

“Certificate of Formation” means the certificate of formation of Issuer as currently in effect, in the form delivered to Lender at Closing.

“Collateral” has the meaning specified in Section 2 hereof.

“Governmental Authority” means any federal, state, county, municipal, parish, provincial or other government, or any department, commission, board, court, agency, committee, whether of the United States of America or any other country, or any instrumentality of any of them, or any other political subdivision thereof.

“LLC Interests” has the meaning specified in Section 2 hereof.

“Material Adverse Effect” means if the business prospects, operations or financial condition of a person, entity or property has changed in a manner which could impair the value of Lender’s security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

“Operating Agreement” means the limited liability company agreement of Issuer as currently in effect, in the form delivered to Lender at Closing.

“Organizational Documents” means the Certificate of Formation, the Operating Agreement, and any other agreements affecting the rights, limitations, preferences or obligations of Issuer with respect to any of the foregoing or with respect to the LLC Interests or otherwise, in each case, as the same may be amended or modified from time to time in accordance with the Loan Documents.

“Transfer” means any sale, transfer, lease, conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition.

“UCC” means at any time the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania; provided, that if, by reason of mandatory provisions of law, the validity or perfection of Lender’s security interest in the Collateral or any part thereof is governed by the Uniform Commercial Code or other similar law as in effect in a jurisdiction other than Pennsylvania, “UCC” means the Uniform Commercial Code or such similar law as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.

2. Collateral: General Terms.

(a) Security Interest. As security for the Debt, Pledgor hereby grants Lender a continuing security interest in, lien on and right of set-off against, and hereby assigns to Lender as security, all of Pledgor’s right, title and interest, in, to and under the following property and interests in property (save insofar as otherwise expressly excluded by the terms of this Agreement), whether now owned or hereafter acquired or existing and wherever located (collectively, the “Collateral”):

(i) all of Pledgor’s right, title and interest in and to all of the issued and outstanding limited liability company membership interests in Issuer, including, for the avoidance of doubt, all voting and management rights connected therewith or related thereto (collectively, the “LLC Interests”), together with all instruments of transfer in respect of such interests, executed in blank, all cash, securities, dividends, proceeds and other property whether constituting investment property, accounts, documents, general intangibles and/or instruments or otherwise at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the LLC Interests;

(ii) to the extent not included in clause (i) above, any and all rights and remedies of Pledgor under any of the Organizational Documents, as applicable, including the right to enforce any and all representations, warranties, covenants, obligations, agreements and indemnities of any party thereto made to or for the benefit of, or that otherwise inure to the benefit of, Pledgor;

(iii) all securities hereafter delivered to Lender in substitution for or in addition to any and all of the Collateral, all certificates and instruments representing or evidencing such securities and all cash, securities, dividends, proceeds and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral;

(iv) all additional limited liability company interests in Issuer from time to time acquired by Pledgor in any manner, the certificates (if any) representing such additional interests in Issuer (all of which shall constitute part of the LLC Interests), and all options, warrants, dividends, cash instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests in Issuer or other equity interest, as applicable;

(v) all books and records (including credit files, computer programs, printouts and other computer materials and records) of Pledgor pertaining to any of the Collateral;

(vi) all of Pledgor’s right, title and interest in and to the profits and losses of Issuer, and Pledgor’s right as a member of Issuer to receive distributions of the assets of Issuer upon complete or partial liquidation or otherwise; and

(vii) all cash and non-cash proceeds and products of the Collateral, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed when Collateral or proceeds are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

(b) Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (i) Pledgor shall remain liable under the Organizational Documents to the extent set forth therein and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by Lender of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under any of the Organizational Documents; and (iii) Lender shall not have any obligation or liability under any of the Organizational Documents by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; provided that, upon foreclosure thereof, Lender and any other transferee of the Collateral shall take the same subject to the Organizational Documents.

3. Representations and Warranties. Pledgor represents and warrants the following to Lender:

(a) Formation; Good Standing. Issuer and Pledgor are duly organized, validly existing and in good standing in their respective jurisdictions of organization.

(b) Authorization; Binding Effect. Pledgor has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary action on its part. This Agreement has been duly and validly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights.

(c) No Consents. Except as required for perfection of the security interest in the Collateral as described herein, no permits, licenses, franchises, approvals, authorizations, qualifications or consents of, or registrations or filings with, governmental authorities, Lender or any other person or entity are required in connection with the execution or delivery by Pledgor of, or the performance by Pledgor of its obligations under, this Agreement, except such as have been obtained or made and are in full force and effect.

(d) No Conflict. The execution and delivery of, and the performance by Pledgor of its obligations under this Agreement do not and will not result in a breach or constitute a violation of, conflict with, or constitute a default under, the Loan Documents, any of the organizational documents of Pledgor or the Organizational Documents, or any law, regulation, order or judgment applicable to Pledgor or any agreement or instrument to which Pledgor or Issuer is a party or by which Pledgor or Issuer or any of their respective property is bound.

(e) No Material Litigation. There are no actions, suits, proceedings or claims pending or, to the knowledge of Pledgor, threatened against or affecting Pledgor or Issuer or any of their respective property which, individually or in the aggregate, could reasonably be expected to lead to or cause a Material Adverse Effect.

(f) Title to Collateral. Pledgor is the sole owner of all of the Collateral, beneficially and of record, free and clear of any liens other than the liens created hereunder and under the other Loan Documents. The LLC Interests constitute one hundred percent (100%) of the equity interests of Issuer. The Collateral is not subject to any option to purchase, right of first refusal or similar rights of any kind. There are no restrictions upon the voting rights connected with or relating to, or upon the transfer of, the LLC Interests other than as arising pursuant to this Agreement and other Loan Documents.

(g) Perfection. Upon (i) the execution and delivery of this Agreement and (ii) the delivery to Lender of the certificates representing the Collateral and all other instruments of transfer relating thereto, including without limitation, the execution and delivery of an assignment separate from certificate, endorsed in blank, naming Pledgor as the debtor, and Lender, Lender will have a valid, perfected, continuing, first-priority security interest in or lien on the Collateral. All instruments of transfer are duly executed and give the Lender the authority they purport to confer. The grant and perfection of the security interests in the LLC Interests and other Collateral for the benefit of Lender, in accordance with the terms hereof are not made in violation of the registration requirements of the Securities Act of 1933 (the “Securities Act”), any applicable provisions of other federal securities laws, state securities or “blue sky” laws, foreign securities law, or applicable general corporation law or any other applicable law.

(h) Article 8 of the UCC. The LLC Interests have been certificated and constitute a “security” within Article 8 of the UCC.

4. Covenants. Pledgor covenants and agrees with Lender as set forth below:

(a) Protection of Collateral. Pledgor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral other than as permitted by the Loan Documents, and if Pledgor fails to do so, Lender may, but shall be under no obligation to, without waiving or releasing any obligation or liability of Pledgor hereunder or any Event of Default, at any time thereafter make such payment or any part thereof, obtain such discharge or otherwise defend Pledgor’s title to the Collateral.

(b) Change in Location of Principal Place of Business. Pledgor shall not relocate its chief executive office and/or principal place of business to a new location without first notifying Lender by giving at least ten (10) days’ prior written notice.

(c) Payment of Taxes. Pledgor shall pay, and save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, transfer, sale or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(d) Intentionally Omitted.

(e) Further Assurances; Preservation and Perfection of Security Interest. At its own expense, Pledgor shall do, and shall cause Issuer to do, all such acts, and shall execute and deliver to Lender all such financing statements, certificates, instruments and other documents and shall do and perform or cause to be done all matters and such other things necessary or expedient to be done as Lender may reasonably request from time to time in order to give full effect to this Agreement, and for the purpose of effectively perfecting, maintaining and preserving Lender’s security interest and the benefits intended to be granted to Lender hereunder. To the extent permitted by applicable law, Pledgor hereby authorizes Lender to file, in the name of Pledgor or otherwise, UCC financing statements, including continuation statements, which Lender in its reasonable discretion may deem necessary or appropriate for the purpose specified above.

(f) Preservation of Related Collateral. Pledgor will not allow any default for which it is responsible to occur under and in respect of the Collateral, and shall fully perform or cause to be performed when due all of its obligations under and in respect of the Collateral.

(g) Papers; Records and Files.

(i) Maintenance. Pledgor shall acquire and shall assemble, maintain and have available a complete file relating to the LLC Interests, including all statements and other information delivered to Pledgor pursuant to the Organizational Documents. Pledgor shall maintain all such papers, records and files not in the possession of Lender in good and complete condition and shall preserve them against loss.

(ii) Lender’s Rights of Inspection. Upon reasonable advance notice from Lender and during regular business hours, Pledgor shall make any or all such papers, records or files available to Lender in order that Lender may examine any such papers, records and files, either by its employees or by agents or contractors, or both, and make copies of all or any portion thereof.

(h) Additional Liens; Amendments to Organizational Documents. Pledgor shall not:

(i) sell, assign, pledge, grant any lien on, other than liens expressly permitted under the Loan Documents, Transfer, dispose of or otherwise encumber the Collateral or any part thereof, including entering into any lock-up or any other arrangement with respect to the Collateral;

(ii) permit Issuer to issue any replacement membership interest certificate without the prior written consent of Lender;

(iii) vote to enable, or take any other action to permit, Issuer to issue, or fail to take any available action to prevent Issuer from issuing any limited liability company membership interests in Issuer or issuing any other securities convertible into or granting the right to purchase or exchange for any limited liability company membership interests in Issuer;

(iv) cause or permit Issuer to terminate Issuer’s “opt in” election under Article 8 of the UCC; or

(v) cause or permit amendment, modification or other change to the Organizational Documents, without the prior written consent of Lender.

(i) Maintain Business of Issuer. Pledgor shall, in accordance with the Organizational Documents, cause Issuer to take the actions and achieve the business purpose as described in the Organization Documents and Pledgor agrees that Pledgor will not take any action, or refuse to grant any consents, which would interfere with or impede the ability of Issuer to take such actions or achieve such purpose.

(j) Issuer as Single Purpose Entity. Pledgor shall, insofar as it is able, cause Issuer to, do all things necessary to preserve the existence of Issuer as a single purpose entity.

(k) Inspection of Property; Books and Records; Discussion; Consents.

(i) Pledgor shall, and insofar as it is able, cause Issuer to, keep and maintain on a fiscal year basis proper books and records in accordance with the requirements set forth in the Loan Agreement. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the foregoing books and records and to make such copies or extracts thereof as Lender may require.

(ii) Pledgor shall, and insofar as it is able, cause Issuer to, permit Lender and any person authorized by it, at all reasonable times and upon reasonable notice to enter and examine the Property and inspect all work done, labor performed and materials furnished in and about the Property. Lender shall have no duty to make any such inspection and shall have no liability or obligation for making (except for its willful misconduct) or not making any such inspection.

(iii) Pledgor shall, and insofar as it is able, cause Issuer to, promptly after written request by Lender, furnish or cause to be furnished to Lender, in such manner and in such detail as may be requested by Lender, such additional information as may be reasonably requested by Lender with respect to each of Pledgor, Issuer and the Property.

(l) Notices. Pledgor shall, and insofar as it is able, cause Issuer to, as appropriate, promptly give Lender written notice of:

(i) the occurrence of any Event of Default;

(ii) any default or event of default under any contractual obligation of Issuer that could be reasonably expected to result in a Material Adverse Effect, or any litigation, investigation or proceeding which may exist at any time between Issuer and any Governmental Authority or any other person, which, if not cured or if adversely determined, as the case may be, could reasonably be expected to result in a Material Adverse Effect; and

(iii) of a change in the business, operations, property or financial or other condition or prospects of Pledgor or Issuer which could result in a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action the applicable person proposes to take, if any, with respect thereto.

(m) Application of Disbursements. No amounts received by or disbursed to Pledgor shall in any manner violate the requirements of the Loan Documents or the Loan Agreement.

(n) Additional Covenants of Pledgor Relating to Negative Covenants of Issuer. Pledgor shall cause Issuer to take (or not take, as the case may be) the actions necessary to ensure that: (i) Issuer shall comply with the covenants of Issuer set forth in the Loan Agreement; and (ii) Issuer shall not transfer the Property or any portion thereof, except as expressly permitted under the Loan Documents.

(o) Additional Consents. Pledgor shall, and insofar as it is able, cause Issuer to, (i) consent to (A) the pledge by Pledgor to Lender of the LLC Interests, (B) the transfer of the LLC Interests and the right of Lender to exercise all voting and management rights appurtenant or relating to that LLC Interest in each case, by or in lieu of, foreclosure of the pledge (it being agreed that Lender may, in its sole discretion, foreclose solely on the voting or management rights) and (C) upon the aforesaid transfer of the LLC Interests, the change in control of Issuer and (ii) acknowledge and agree that the foreclosure of the LLC Interests by Lender or other transfer of the LLC Interests in lieu of foreclosure, shall not constitute an unpermitted transfer under any of the Organizational Documents.

(p) Intentionally Omitted.

5. Rights of Pledgor. Unless an Event of Default shall have occurred and be continuing, notwithstanding any other provision of this Agreement to the contrary, Pledgor shall be entitled to (a) exercise any and all voting and other consensual rights pertaining to the related LLC Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents and (b) receive and use, free and clear of any lien created hereby or any security interest granted by Pledgor to Lender hereunder, for any purpose, any distributions actually made and any allocations actually made with respect to the LLC Interests (whether as a distribution of net cash flow or otherwise).

6. Remedies.

(a) Should any Event of Default occur and be continuing, Lender is hereby authorized and empowered, at its election, to do any of the following without liability except to account for money and other property actually received by it, but Lender shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing:

(i) to transfer and register in its or its nominee’s name the whole or any part of the Collateral, including by means of the completion of the instruments of transfer delivered herewith, if any;

(ii) to exercise all voting and management rights with respect to the Collateral;

(iii) to demand, sue for, collect, receive and give acquittance for any and all cash distributions or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto;

(iv) to sell in one or more sales (public or private) the whole or any part of the Collateral or otherwise to transfer or assign the same, in each case, however, to the extent permitted and in the manner provided in the UCC;

(v) to receive and retain all distributions with respect to the Collateral;

(vi) to otherwise enforce and act with respect to the Collateral or the Proceeds as though Lender were the outright owner thereof;

(vii) to exercise all other rights and remedies available under law or in equity; and

(viii) upon the exercise by Lender of any right, privilege or option pertaining to the LLC Interests, and in connection therewith, to deposit and deliver any and all of the LLC Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine. Lender is hereby granted a power of attorney to effect the aforesaid registration in the name of the Lender or its nominee of the LLC Interests.

(b) In the event of any disposition of the Collateral as provided in subsection (a)(iv), Lender shall give to Pledgor at least ten (10) Business Days’ prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition is to be made. Pledgor hereby acknowledges that ten (10) Business Days’ prior written notice of such sale or sales shall be reasonable notice. Except as otherwise expressly provided in the Loan Documents or the UCC, Lender may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by Pledgor, to the fullest extent permitted by law). Lender may buy any part or all of the Collateral at any public sale conducted in accordance with the UCC and as set forth herein.

(c) Pledgor recognizes that Lender may be unable to effect a public sale of the Collateral or any part thereof by reason of certain prohibitions contained in the Securities Act and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers and may otherwise be required to impose additional limitations on sales as a result thereof. Pledgor agrees that any such private sales may be at prices and on other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Pledgor agrees to use its best efforts to cause Issuer to execute and deliver all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of Lender, advisable (i) to cause the Collateral, or any part thereof, to be exempt from registration under the provisions of the Securities Act; (ii) to amend such instruments and documents which, in the opinion of Lender, are necessary or advisable to meet the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; and (iii) to make any sales of any portion or all of the Collateral pursuant to this Section valid and binding and in compliance with any and all applicable laws, provided that nothing herein shall require the LLC Interests to be registered under the Securities Act or other similar laws. Pledgor further agrees to use its best efforts to cause Issuer to comply with the provisions of the state securities or “blue sky” laws of any jurisdiction which the Lender shall designate, to the extent that any such laws apply.

7. Limitation on Duties Regarding Collateral. Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, if any, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Lender deals with similar limited liability company membership interests and other similar property for its own account. Neither Lender nor any of its directors, officers, partners, members, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

8. Prejudgment Remedy Provision. In the event of any legal action between Pledgor and Lender hereunder, Pledgor expressly waives, to the extent permitted by law, any and all rights Pledgor may have under the law as now constituted or hereafter amended that may constitute a limitation on prejudgment remedies, and Lender may invoke any prejudgment remedy available to it, including garnishment, attachment, foreign attachments and request, with respect to the Collateral, to enforce the provisions of this Agreement.

9. Application of Proceeds. Except as otherwise provided herein or in the other Loan Documents, Lender shall apply any proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including reasonable attorney’s fees and disbursements, to the payment in whole or in part of the Debt, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required by any provision of law, including Section 9-615 of the UCC, need Lender account for the surplus, if any, to Pledgor.

10. Non-Recourse. Except as otherwise provided in this Agreement or in any other of the Loan Documents, no recourse shall be had against Pledgor or any incorporator, affiliate, shareholder, stockholder, member, partner, officer, employee or director of Pledgor by the enforcement of any assessment or by any legal or equitable proceeding in respect of the Debt, it being expressly agreed and understood that the Debt will be satisfied solely out of the collateral described in the Loan Agreement.

11. Appointment of Lender as Pledgor’s Lawful Attorney. Pledgor irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as its true and lawful proxy and attorney-in- fact (coupled with an interest) upon the occurrence and continuance of an Event of Default to take the following actions:

(a) at such time or times hereafter as Lender or its agent in its sole discretion may determine, in Pledgor’s or Lender’s name, to endorse Pledgor’s name on any checks, notes, drafts, instruments, documents or any other payment relating to the Collateral and/or proceeds which come into the possession of Lender or come under Lender’s control;

(b) to the extent permitted by law, to sign Pledgor’s name on any documents necessary or desirable for the purpose of maintaining or achieving the perfection of a security interest in the Collateral; and

(c) to the extent permitted by law, to sign Pledgor’s name to any document necessary or appropriate in order to permit Lender to fully exercise its rights herein.

12. Reimbursement. All reasonable sums expended by Lender in connection with the exercise of any right or remedy provided for herein or in connection with preserving the Collateral and Lender’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral, shall be and shall remain the obligation of Pledgor. At the option of Lender, all such sums may be paid from the Collateral or may be advanced by Lender, in which event they shall be deemed to have been advanced to Pledgor and shall be reimbursed by Pledgor to Lender upon demand therefor. Such sums shall constitute part of the Debt.

13. Lender’s Powers for Lender’s Sole Benefit. The powers conferred on Lender hereunder are solely for Lender’s benefit and do not impose any duty on Lender to exercise any such powers. Pledgor waives, to the fullest extent permitted by law, all rights whatsoever against Lender for any loss, expense, liability or damage suffered by Pledgor as a result of actions taken pursuant to this Agreement, including those arising under any “mortgagee in possession” doctrine or the like, except to the extent such losses, expenses, liabilities or damages result from the gross negligence or willful misconduct of Lender, or to the extent otherwise expressly provided herein.

14. Waiver of Redemption and Deficiency Rights. Pledgor hereby waives, to the fullest extent permitted by law, every statute of limitation, any right of redemption, any moratorium or redemption period, and any right which Pledgor may have to direct the order in which any of the Collateral shall be disposed of in the event of any disposition thereof pursuant hereto, except as otherwise expressly provided herein or in the other Loan Documents.

15. Security Agreement. This Agreement is intended to be a security agreement pursuant to the UCC for any and all of the Collateral purported to be covered by this Agreement, and, prior to the occurrence of and continuation of an Event of Default hereunder, any assignment of the Collateral by the Pledgor pursuant to this Agreement is an assignment for security purposes only.

16. Security Interest Absolute. All rights of Lender hereunder, the grant of a security interest in the Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Organizational Documents; (b) any change in time, manner or place of payment of, or in any other term of, all or any of the Debt, or any release, amendment or waiver of or any consent to any departure from the Loan Agreement or any other of the Loan Documents; (c) any exchange, release or nonperfection of any other collateral, or any release, amendment or waiver of or consent to or departure from any guarantee, for all or any of the Debt; or (d) any other similar circumstance which might otherwise constitute a defense available to, or a discharge of, Issuer or Pledgor in respect of the Debt or in respect of this Agreement.

17. Authorization to File Financing Statements. Pledgor’s execution of this Agreement evidences Pledgor’s authorization to file such UCC financing statements as are necessary to perfect Lender’s security interest in the Collateral at any time prior to the full satisfaction of the Debt, including, but not limited to the filing of a financing statement with an “all assets” collateral description.

18. Review of Financial Condition. Pledgor hereby consents and agrees that Lender shall be permitted at any time and from time to time to review and/or confirm the financial condition of Pledgor, including ordering and reviewing credit reports from a nationally recognized credit agency.

19. Miscellaneous.

(a) Waiver of Notice. Pledgor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Pledgor. No release of any security for the Loan or one or more extensions of time for payment of the Note or any installment thereof, and no alteration, amendment or waiver of any provision of this Agreement, the Note or the other Loan Documents made by agreement between Lender or any other person, shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Pledgor or any other person who may become liable for the payment of all or any part of the Loan under the Note, this Agreement or the other Loan Documents.

(b) Jurisdiction; Court Proceedings. Pledgor, to the fullest extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the consultation of competent counsel, (i) submits to personal, nonexclusive jurisdiction in the Commonwealth of Pennsylvania with respect to any suit, action or proceeding by any person arising from, relating to or in connection with the Loan Documents or the Loan, (ii) agrees that any such suit, action or proceeding may be brought in any state or federal court of competent jurisdiction sitting in Philadelphia, Pennsylvania, (iii) submits to the jurisdiction of such courts, (iv) agrees that it will not bring any action, suit or proceeding in any forum other than Philadelphia, Pennsylvania (but nothing herein shall affect the right of Lender to bring any action, suit or proceeding in any other forum), (v) irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any federal or state court located in Pennsylvania and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and (vi) consents and agrees to service of any summons, complaint or other legal process in any such suit, action or proceeding by registered or certified U.S. mail, postage prepaid, to Pledgor, at the address for notices described herein and consents and agrees that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law).

(c) Agent For Service of Process. Pledgor hereby irrevocably designates David F. Belkowitz, Esquire, located at the offices of Hirschler Fleischer, 2100 E. Cary Street, Richmond, Virginia 23223, or other agent acceptable to Lender, as the designee, appointee and agent of Pledgor to receive, for and on behalf of Pledgor, service of process in such respective jurisdictions in any legal action or proceeding with respect to the Loan Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to the Pledgor at its addresses set forth herein, but the failure of Pledgor to receive such copy shall not affect in any way the service of such process.

(d) Waiver of Jury Trial. PLEDGOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE CONSULTATION OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING ANY TORT ACTION, BROUGHT BY ANY PARTY TO THE LOAN DOCUMENTS AGAINST ANY OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS, INCLUDING ANY COUNTERCLAIM WHICH PLEDGOR MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS AGAINST PLEDGOR, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY PLEDGOR OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE THE LOAN.

(e) Offsets, Counterclaims and Defenses. Pledgor hereby knowingly waives the right to assert any counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against Pledgor by Lender. Any assignee of the Loan Documents or any successor of Lender shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Pledgor may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Pledgor in any action or proceeding brought by any such assignee under such Loan Document. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Pledgor.

(f) Voluntary Agreement. PLEDGOR HEREBY REPRESENTS AND WARRANTS THAT PLEDGOR IS FULLY AWARE OF THE TERMS CONTAINED IN THE LOAN DOCUMENTS AND THAT PLEDGOR HAS VOLUNTARILY AND WITHOUT COERCION OR DURESS OF ANY KIND ENTERED INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY.

(g) Further Assurances. Pledgor agrees that it will execute and deliver such further instruments and perform such further acts as may be reasonably requested by Lender from time to time to confirm the provisions of any Loan Document to which it is a party, to carry out more effectively the purposes of this Agreement or the Loan Documents, or to confirm the priority of the conveyance created by the Loan Documents on any property, rights or interest encumbered or intended to be conveyed by any of the Loan Documents.

(h) Waiver. Pledgor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the Loan Documents, as well as any and all benefit that might accrue to Pledgor by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extensions of time for payment.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with Pennsylvania law without giving effect to the principles of conflicts of laws.

20. Rules of Construction. This Agreement is governed by and hereby incorporates by reference the Rules of Construction contained in the Loan Agreement, which shall apply with the same effect as though fully set forth herein.

21. Irrevocable Proxy. Solely with respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the LLC Interests in the Issuer by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 21 shall include the right to sign Pledgor’s name (as a member of the Issuer) to any consent, certificate or other document relating to an Article 8 Matter and the LLC Interests that applicable law may permit or require, to cause the LLC Interests to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the LLC Interests that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the LLC Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect.

As used herein, “Article 8 Matter” means any action, decision, determination or election by the Issuer or its members that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.

The proxies and powers granted by the Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Pledgor’s obligations.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

PLEDGOR:

NNN 2003 VALUE FUND, LLC, a Delaware limited liability company

By: Triple Net Properties, LLC, a Virginia limited liability company, its manager

By: /s/ Jeff Hanson [SEAL]
Name: Jeff Hanson
Title: Managing Director – Real Estate

LENDER:

RAIT PARTNERSHIP, L.P., a Delaware limited

partnership

By: RAIT General, Inc., a Maryland corporation,

its general partner

By: /s/ Scott F. Schaeffer
Name: Scott F. Schaeffer
Title: Co-President

SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT

Issuer, by its written acknowledgement and acceptance hereof, hereby acknowledges and agrees to the terms and provisions of Section 21 hereto, and agrees to promptly note on its books the security interest granted under this Agreement. Issuer hereby acknowledges and agrees that, pursuant to this Agreement, Lender has been granted and continues to hold a security interest in and to the pledged Collateral as collateral security for the obligations of Pledgor under the Loan Documents.

ISSUER:

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

By:	Triple Net Properties, LLC, a Virginia

limited liability company, its manager

	By: /s/ Jeff Hanson [SEAL] Name: Jeff Hanson Title:	Managing Director – Real Estate

ISSUER ACKNOWLEDGEMENT TO PLEDGE AND SECURITY AGREEMENT